EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-2 (No. 333-86548), Form S-3 (No. 333-24083) and Form S-8 (Nos. 333-38929, 333-49787 and 333-103453) of Meadowbrook Insurance Group, Inc. of our reports dated April 20, 2005 relating to management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K/A.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Chicago, Illinois
April 25, 2005